Exhibit 3.8
                                                                     -----------


                                STATE OF MISSOURI

                          Office of Secretary of State
                              James C. Kirkpatrick
                               Secretary of State



                            ARTICLES OF INCORPORATION

        (To be submitted in duplicate by an attorney or an incorporator)



HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO.  65102

         The undersigned natural person(s) of the age of eighteen years or more for the purposes of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is:  TRUCK & TRAILER SALES, INC.

                                   ARTICLE TWO

         The address, including street and number, if any, of the corporation's initial registered office in this state is: 11362 MANCHESTER ROAD, ST. LOUIS, MISSOURI 63122 and the name of its initial agent at such address is:
STEPHEN C. GLENN

                                  ARTICLE THREE

         The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: THREE THOUSAND (3,000) SHARES, COMMON STOCK, TEN DOLLAR ($10.00) PAR VALUE PER SHARE

         The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

                                      NONE

                                  ARTICLE FOUR

         The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

         THE PREEMPTIVE RIGHT OF A SHAREHOLDER TO ACQUIRE ADDITIONAL SHARES OF STOCK IS NOT LIMITED OR DENIED IN ANY MANNER.


                                  ARTICLE FIVE

         The name and place of residence of each incorporator is as follows:

     NAME                            STREET                         CITY
JAMES C. BRANDENBURG,         7777 BONHOMME AVENUE          CLAYTON, MO. 63105
                              SUITE 2300


                                   ARTICLE SIX
             (Designate which and complete the applicable paragraph)

[_] The number of directors to constitute the first board of directors is
____________. Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

or

[X] The number of directors to constitute the board of directors is TWO. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named).

                                  ARTICLE SEVEN

         The duration of the corporation is  PERPETUAL

                                  ARTICLE EIGHT

         The corporation is formed for the following purposes:

         TO ENGAGE IN A GENERAL BUSINESS IN REGARDS TO BROKERING AND SELLING TRAILERS AND LINE EQUIPMENT.

         TO DO EVERYTHING NECESSARY, PROPER, ADVISABLE, OR CONVENIENT FOR THE ACCOMPLISHMENT OF THE PURPOSES HEREINABOVE SET FORTH, AND TO DO ALL OTHER THINGS INCIDENTAL THERETO OR CONNECTED THEREWITH, WHICH ARE NOT FORBIDDEN BY STATUTE OR BY

THESE ARTICLES OF INCORPORATION, AS WELL AS TO CARRY ON ANY OTHER BUSINESS WHICH THE CORPORATION DEEMS PROPER, NECESSARY OR CONVENIENT, AND WHICH IS NOT OTHERWISE HEREIN PROHIBITED.

         TO CARRY OUT THE PURPOSES HEREINABOVE SET FORTH IN ANY STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES, TO THE EXTENT THAT SUCH PURPOSES ARE NOT FORBIDDEN BY THE LAW OF SUCH STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES; AND, IN THE CASE OF ANY STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES, IN WHICH ONE OR MORE OF SUCH PURPOSES ARE FORBIDDEN BY LAW, TO LIMIT THE PURPOSE OR PURPOSES WHICH THE CORPORATION PROPOSES TO CARRY ON IN SUCH STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES, TO SUCH PURPOSE OR PURPOSES AS ARE NOT FORBIDDEN BY THE LAW THEREOF IN ANY CERTIFICATE FOR APPLICATION TO DO BUSINESS IN SUCH STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES.

                                  ARTICLE NINE

         IN ORDER TO AVAIL ALL INVESTORS OF THE PROVISIONS OF SECTION 1244 OF THE INTERNAL REVENUE CODE, THE FOLLOWING PLAN, EFFECTIVE AS OF THE DATE OF INCORPORATION, IS HEREBY ADOPTED:

         (A) THE CORPORATION IS AUTHORIZED TO OFFER AND ISSUE THREE THOUSAND (3,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF TEN DOLLARS ($10.00) PER SHARE AND ALL OF SUCH STOCK SHALL BE ISSUED SUBSEQUENT TO THE EFFECTIVE DATE AND TIME OF THIS PLAN AND WITHIN TWO (2) YEARS THEREAFTER OR TO THE DATE WHEN THE CORPORATION SHALL MAKE A SUBSEQUENT OFFERING OF ANY STOCK, WHICHEVER SHALL OCCUR FIRST.

         (B) DURING THE PERIOD SET FORTH IN SUB-PARAGRAPH (A) PRECEDING THE CORPORATION SHALL OFFER AND ISSUE NO STOCK EXCEPT SUCH COMMON STOCK AND SUCH STOCK SHALL BE ISSUED ONLY FOR MONEY AND OTHER PROPERTY (OTHER THAN STOCK OR SECURITIES).

         (C) THE MAXIMUM AMOUNT TO BE RECEIVED BY THE CORPORATION AS CONSIDERATION FOR THE STOCK TO BE ISSUED PURSUANT TO THIS PLAN SHALL BE THIRTY THOUSAND DOLLARS ($30,000.00).

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 27TH day of JAN., 1982.

                                           /S/ JAMES C. BRANDENBURG
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

STATE OF MISSOURI    )
                     :   ss.
COUNTY OF ST. LOUIS  )


         I, LUCILLE SCHMOLL, a notary public do hereby certify that on the 27TH day of JANUARY, 1982, personally appeared before me, JAMES C. BRANDENBURG (and ____________________) who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.



                                                     /S/ LUCILLE SCHMOLL
                                                     ---------------------------
                                                         Notary Public


My commission expires MAY 17, 1985

                                                               STATE OF MISSOURI
                           REBECCA MCDOWELL COOK, SECRETARY OF STATE OF MISSOURI


       Corporations Division       James C. Kirkpatrick State Information Center
       P.O. Box 778,               600 W. Main Street, Rm 322,
       Jefferson City, MO 65102    Jefferson City, MO 65101

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

         1.       The present name of the Corporation is Truck & Trailer Sales,
Inc.

                  The name under which it was originally organized was Truck & Trailer Sales, Inc.

         2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on August 17, 2000.

         3.       Article Number Six is amended and restated to read as follows:

                  The number of directors to constitute the Board of Directors shall be three (3).

         4. Of the two hundred (200) shares outstanding, two hundred (200) of such shares were entitled to vote on such amendment.

         The number of outstanding shares of any class entitled to vote thereon as a class was as follows:


                  Class                   Number of Outstanding Shares

                  common                           200

         5. The number of shares voted for and against the amendment was as follows:


              Class           No. Voted For          No. Voted Against

              common             200                        0

         6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

                                 Not applicable.

         If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

                                 Not applicable.

         7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                                 Not applicable.

         IN WITNESS WHEREOF, the undersigned GERARD E. HOLTHAUS has executed this instrument and attested said seal on 10/24/00.

             Place
         CORPORATE SEAL
             Here
        (If no seal, state "None.")


                                           TRUCK & TRAILER SALES, INC.

ATTEST:

/S/ JOHN B. ROSS                           By:  /S/ GERARD E. HOLTHAUS
--------------------                            ----------------------
    Secretary                                       President

State of  MARYLAND    )
                      :    ss.
County of BALTIMORE   )


         I, GLORIA J. HOLTHAUS, A Notary Public, do hereby certify that on 10/24/00 personally appeared before me GERARD E. HOLTHAUS who being by me first duly sworn, declared that he/she is the PRESIDENT of TRUCK & TRAILER SALES, INC. that he/she signed the foregoing documents as PRESIDENT of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)                   /S/ GLORIA J. HOLTHAUS
                                           ----------------------

                                           My commission expires MARCH 1, 2004
                                                                 -------------

                                           My County of Commission BALTIMORE

         No. 00238354
                                STATE OF MISSOURI

                              REBECCA MCDOWELL COOK
                               SECRETARY OF STATE

                              CORPORATION DIVISION
                            CERTIFICATE OF AMENDMENT

WHEREAS,

         TRUCK & TRAILER SALES INC.


a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I have set my
hand and imprinted the GREAT SEAL of
the State of Missouri, on this, the
28th day of NOVEMBER, 2000.


         /S/ REBECCA MCDOWELL COOK                                     [SEAL]
         -------------------------
            Secretary of State

                                     $25.00

                                                               State of Missouri
                                                  Matt Blunt, Secretary of State

   Corporations Division           James C. Kirkpatrick State Information Center
   P.O. box 778,                   600 W. Main Street, Rm 322,
   Jefferson City, MO  65102       Jefferson City, MO  65101


                     Amendment of Articles of Incorporation
                         (To be submitted in duplicate)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.       The present name of the Corporation is Truck & Trailer Sales, Inc.

         The name under which it was originally organized was Truck & Trailer Sales, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on April 17, 2002.

3. New Articles 10 and 11 shall be added to the Corporation's Articles of Incorporation. Articles 10 and 11 are set forth on the attached EXHIBIT A.

4. Of the two hundred (200) shares outstanding, two hundred (200) of such shares were entitled to vote on such amendment.

         The number of outstanding shares of any class entitled to vote thereon as a class was as follows:

           Class                                    Number of Outstanding Shares

           common                                              200

5. The number of shares voted for and against the amendment was as follows:

          Class                 No. Voted For              No. Voted Against

          common                    200                           0

6. The amendment to the Articles of Incorporation DOES NOT (i) change the number or par value of authorized shares having a par value, (ii) change the number of authorized shares without par value, or (iii) provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

                              [signature page next]

         IN WITNESS WHEREOF, the undersigned, Gerard E. Holthaus, as President of the Corporations, has executed this instrument and its attested said seal on APRIL 17, 2002.

              Place
         CORPORATE SEAL
              Here
        (If no seal, state "None.")


ATTEST:                                       TRUCK & TRAILER SALES, INC.



/S/ JOHN B. ROSS                              By: /S/ GERARD E. HOLTHAUS
-------------------------                         -----------------------
John B. Ross, Secretary                          Gerard E. Holthaus, President


State of   MARYLAND
                          ss
County of   BALTIMORE

         I, GLORIA J. HOLTHAUS , A Notary Public, do hereby certify that on APRIL 17, 2002 personally appeared before me Gerard E. Holthaus who being by me first duly sworn, declared that he is the President of Truck & Trailer Sales, Inc., that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.


(Notarial Seal or Stamp)                   /S/ GLORIA J. HOLTHAUS
                                           ---------------------------
                                                  (Notary Public)

                                           My commission expires    3/1/2004
                                                                    ------------
                                           My County of Commission  BALTIMORE
                                                                    ------------

                                    EXHIBIT A

                                   ARTICLE TEN

         No present or former director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not be construed to eliminate a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 351.345 of The General and Business Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit. If The General and Business Corporation Law of Missouri is amended after adoption by the corporation of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by The General and Business Corporation Law of Missouri, as so amended. Neither the amendment nor the repeal of this Article, nor the adoption of any provision to the Articles of Incorporation inconsistent with the Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment or repeal of this Article or prior to the adoption of an inconsistent provision.

                                 ARTICLE ELEVEN

         (a) The corporation, except as provided in paragraph (b), shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including without limitation any action by or in the right of the corporation, by reason of the fact that he was or is a director or officer of the corporation or is or was a director or officer of the corporation who is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise; against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such right shall survive any amendment or repeal of this Article with respect to expenses incurred in connection with claims, regardless of when such claims are brought, arising out of acts or omissions occurring prior to such amendment or repeal. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) If a claim under paragraph (a) of this Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under The General and Business Corporation Law of Missouri for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in The General and Business Corporation Law of Missouri, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (d) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         (e) For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         (f) For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, partner, trustee or agent of, or at the request of, the corporation which imposes duties on, or involves services by, such director, officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         (g) In the event any provision of this Article shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article and any other provisions of this Article shall be construed as if such invalid provision had not been contained in this Article. In any event, the corporation shall indemnify any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation who is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted under Missouri law, as from time to time in effect.

No. 00238354

                                STATE OF MISSOURI

                                   Matt Blunt
                               Secretary of State


                              CORPORATION DIVISION
                            CERTIFICATE OF AMENDMENT

WHEREAS,

TRUCK & TRAILER SALES, INC.


a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.


IN TESTIMONY WHEREOF, I have set my
hand and imprinted the GREAT SEAL Of the State of Missouri, on this, the 29th day of APRIL, 2002.



/S/ MATT BLUNT                                          [SEAL]
----------------------------------------
      Secretary of State

     $25.00

No.  00238354
                                                               STATE OF MISSOURI
                                        JAMES C. KIRKPATRICK, Secretary of State

                                                            CORPORATION DIVISION

                          CERTIFICATE OF INCORPORATION

         WHEREAS, duplicate originals of Articles of Incorporation of TRUCK & TRAILER SALES, INC. have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law:

         NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare TRUCK & TRAILER SALES, INC. a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 11362 MANCHESTER ROAD, ST. LOUIS, MO 63122; that its period of existence is PERPETUAL; and that the amount of its Authorized Shares is 3,000 COMMON @ $10.00 PAR VALUE.

         [SEAL]

                                    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 28TH day of JANUARY, 1982.

                                                     /S/ JAMES C. KIRKPATRICK
                                                     ---------------------------
                                                              Secretary of State

RECEIVED OF:  TRUCK & TRAILER SALES, INC.,
              -----------------------------
FIFTY-THREE DOLLARS AND NO/100, $53.00
For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

                                                     /S/ JAMES C. KIRKPATRICK
                                                     ---------------------------
                                                              Secretary of State

No.   00238354
      --------